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                          AMENDMENT NO. 3 TO
      AMENDED AND RESTATED ORBIMAGE SYSTEM PROCUREMENT AGREEMENT

      This Amendment No. 3 (the "Amendment") to the Amended and Restated ORBIMAGE System Procurement Agreement between Orbital Sciences Corporation ("Orbital") and Orbital Imaging Corporation ("OIC"), as amended by Amendment No. 1 dated December 31, 1998 and by Amendment No. 2 dated September 15, 1999 (the "Agreement") is made and entered into as of the 30th day of March, 2000.

                               RECITALS

      WHEREAS, the parties desire to amend the Agreement as set forth below.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.


SECTION 1. Clarification with Respect To Satellites

      This Amendment reflects the parties' current understanding that the OrbView-4 satellite will be launched prior to the OrbView-3
Satellite.


SECTION 2. Amendment to Article 2.

      The Agreement is hereby amended by inserting a new Section 2.7 as follows:

      "2.7 OrbView-3 Gyro Modification. Orbital agrees to make the necessary modifications to the OrbView-3 Satellite, including replacement of the satellite's gyroscope in order to meet the geo-positional performance specifications and Product Accuracy Requirements set forth in the OrbView High-Resolution Imagery System Mission Requirements Document (Exhibit C, Part 1A) and Statement of Work (Exhibit C, Part 1B) (the "OrbView-3 Gyro Modification"). The price payable by OIC for the OrbView-3 Gyro Modification is set forth in Section 3.1, CLIN 0011 of the Agreement."


SECTION 3. Amendment to Article 3 and Schedule F.

      (a) The parties hereby amend Section 3.1, CLIN 009 (On-Orbit Performance Incentives) of the Agreement by deleting the fixed price amount of $10,000,000 stated therein and substituting therefor "$22,500,000."
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      (b)  The parties hereby amend the Agreement to add a new CLIN
011 (OrbView-3 Gyro Modification) to Section 3.1 of the Agreement, with the price therefor to be 50% of Orbital's cost of the OrbView-3 Gyro Modification, which CLIN amount shall not exceed $1,500,000. CLIN 011 shall be payable pursuant to Section 5.6 of the Agreement as amended by this Amendment.

      (c) The parties hereby agree to amend Exhibit F of the Agreement to reflect the amendments made hereby promptly after execution of the Amendment.

SECTION 4. Amendment to Article 5.6.

      The parties hereby amend the Agreement by deleting Section 5.6 in its entirety and substituting therefor the following new Section 5.6:

                "Section 5.6.  On-Orbit System Performance Incentive.

           (a)  For the OrbView-3 Satellite, OrbView-4 Satellite and
      OrbView-3/4 ground system elements, OIC agrees to pay Orbital an on-orbit system performance incentive not to exceed a fixed price of up to $2,250,000 per operational year for each satellite (the "On-Orbit Performance Incentive"). Notwithstanding the foregoing, the per-year On-Orbit Performance Incentive price for the OrbView-3 Satellite also shall be increased by one-fifth of the amount of CLIN 0011. The On-Orbit Performance Incentive shall be paid during each satellite's 5 year operational life. The Milestone Payment Schedule for the On Orbit Performance Incentive is set forth on Exhibit F. The first payment shall be made 12 months following completion, and OIC acceptance, of on-orbit system verification of the respective OrbView satellite and ground segment elements. The actual On-Orbit Performance Incentive payable for each satellite for each 12 month period shall be the applicable On-Orbit Performance Incentive amount multiplied by the value of the Global Efficiency Metric ("GEM"), which can range from one to zero. The GEM formula is represented as the product of the performance parameters defined in the Statement of Work (Exhibit C). The GEM parameters shall be measured initially by Orbital as part of the OrbView-3 and OrbView-4 on-orbit system checkout to establish performance compliance using a benchmark test. OIC will repeat this benchmark test, on an annual basis, to obtain the GEM value and actual incentive payable to Orbital. Orbital may participate in such testing at its own expense. Payment shall be made by OIC within 15 days of completion of the GEM evaluation report.

           (b) In the event that the OrbView-4 Satellite has not been launched by January 31, 2001, then the On-Orbit Performance Incentive for each of the OrbView-3 and OrbView-4 Satellites shall be reduced by $250,000 per year. In the event that neither the OrbView 3 nor the OrbView-4 Satellite has been launched by March 31, 2001, then the On-Orbit Performance Incentive for each of the OrbView-3 and OrbView-4 Satellites shall be reduced by an additional $250,000 per year. For purposes of this Section 5.6(b), Orbital shall not be deemed to have failed to launch either the OrbView-3 Satellite or the OrbView-4 Satellite, as the case may be, if such failure is the result of an act of God, the public enemy, embargo, governmental act, fire, accident, war, riot, strikes, inclement


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      weather or other cause of a similar nature that is beyond the control of
      Orbital, including a decision by OIC not to proceed with launch (other than an OIC decision not to proceed with launch that can be shown to be attributable to Orbital's performance or to have been within its control or due to its fault or negligence as described in Section 14.3 of the Agreement). In the event of an occurrence described in the preceding sentence, Orbital and OIC shall agree in good faith to a new launch date to occur as soon as possible after the end of such event. If the applicable satellite has not been successfully launched by such rescheduled date, then the On-Orbit Performance Incentive shall be reduced as described in this Section 5.6(b)."

SECTION 5. No Further Changes.

      Except as modified by this Amendment, the Agreement remains unmodified and in full force and effect.


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      IN WITNESS WHEREOF, the parties have caused this Amendment No. 3 to the Amended and Restated ORBIMAGE System Procurement Agreement to be executed as of the date first written above.

ORBITAL SCIENCES CORPORATION



By:   /s/ James R. Thompson
      -------------------------------------
      James R. Thompson
      President and Chief Operating Officer


ORBITAL IMAGING CORPORATION


By:   /s/ Armand D. Mancini
      -------------------------------------
      Armand D. Mancini
      Vice President and Chief Executive Officer




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